Exhibit 99.2

ADVANCED LIGHTING SYSTEMS, INC.

Unaudited Condensed Financial Statements

June 30, 2007

Advanced Lighting Systems, Inc

Condensed Balance Sheet

(Unaudited) June 30, 2007
ASSETS
Current Assets:
Cash	$370,160
Trade accounts receivable, less allowance for doubtful accounts of $1,039	118,736
Inventories	602,194
Prepaid expenses	54,000

Total current assets	1,145,090

Property and Equipment:
Machinery and equipment	73,214
Furniture and fixtures	55,803
Computers and software	34,007
Autos & Trucks	32,001
Leasehold improvements	10,861
Property held under capital lease	46,591

252,476
Accumulated depreciation and amortization	(179,981)

Net property and equipment	72,494

Intangible assets, net	31,144
Goodwill	252,903

$1,501,631

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$176,582
Accrued liabilities	46,628
Line of credit	198,500
Deposits	469,492
Obligation under capital leases	6,123
Notes payable	400,046
Notes payable to related party	57,074

Total current liabilities	1,354,445
Obligation under capital leases, less current portion	27,103

Total liabilities	1,381,548

Stockholder’s Equity:
Common stock, no par value, 100,000 authorized, 5,000 shares issued and outstanding	30
Retained earnings	120,053

Total stockholder’s equity	120,083

$1,501,631

See accompanying notes to the unaudited condensed financial statements.

Advance Lighting Systems, Inc.

Condensed Statement of Income (Unaudited)

For Six Months Ended June 30, 2007
Revenues	$1,100,081
Cost of sales	494,545

Gross margin	605,536
Operating expenses:
Selling, general and administrative	517,289
Research and development	29,093

Total operating expenses	546,382

Operating income	59,154
Non-operating income (expense):
Interest expense	(35,611)
Other expense	654

Total non-operating expense, net	(34,957)

Net income	$24,197

See accompanying notes to the unaudited condensed financial statements.

Advance Lighting Systems, Inc.

Condensed Statement of Cash Flows (Unaudited)

For Six Months Ended June 30, 2007
Cash flows from operating activities:
Net income	$24,197
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	22,212
Amortization of intangible assets and other assets	1,303
Changes in operating assets & liabilities
(Increase) decrease in:
Accounts receivable, net	(16,572)
Inventories	(37,720)
Increase (decrease) in:	(50,000)
Accounts payable	341
Customer Deposits	445,429
Accrued expenses	23,920

Total adjustments	365,398

Net cash flows provided by operating activities	413,110
Cash flows from investing activities:
Purchases of property and equipment	(4,739)

Net cash flows used in investing activities	(4,739)
Cash flows from financing activities:
Payments on notes payable	(18,220)
Obligations under capital leases	(4,625)
Shareholder distributions	(7,086)
Payments on notes payable to related party	(25,756)
Proceeds from notes payable	17,000

Net cash flows used in financing activities	(38,687)

Net increase in cash	369,684
Cash, beginning of period	476

Cash, end of period	$370,160

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$35,611

See accompanying notes to the unaudited condensed financial statements.

Advanced Lighting, Systems, Inc.

Notes to Condensed Financial Statements (unaudited)

The accompanying condensed financial statements are unaudited, but in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the Company’s financial position, results of operations and cash flows as of and for the date and period presented. The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.

These unaudited condensed financial statements should be read in conjunction with the Company’s audited annual statements for the year ended December 31, 2006. The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2007 or any future period.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue recognition - Generally, the Company recognizes revenue for its products upon shipment to customers, provided no significant obligations remain and collection is probable. For sales that include customer acceptance terms, revenue is recorded after customer acceptance. The Company’s products typically carry a one-year limited warranty that includes replacement of defective parts. The annual expenses associated with such warranties were not material to operations. A reserve for estimated future warranty costs was recorded.

Income taxes - Effective May 5, 1997, the Company elected to be taxed under the Subchapter S Corporation provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the tax returns of the shareholders.

Recent accounting pronouncements – In September 2006, the FASB issued SFAS 157 “Fair Value Measurements.” SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the effect, if any, of adoption of SFAS 157 will have on our financial condition, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities”, (SFAS No. 159) which upon adoption would allow entities to choose to measure many financial instruments and certain other items at fair value through earnings. The standard allows the fair value measurement to be applied instrument by instrument, is irrevocable for any instruments for which such selection is made, and applies to the entire instrument. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, the adoption of this standard will have on its financial statements.

2.	INVENTORIES:

Inventories consist of the following:

(Unaudited) June 30, 2007
Raw materials	$482,065
Work in process	29,237
Finished goods	50,727
Demo Equipment	40,165

602,194
Less reserve for obsolescence	(0)

Net inventories	$602,194

Advanced Lighting, Systems, Inc.

Notes to Condensed Financial Statements (unaudited)

3.	OPERATING LEASES:

On January 2, 2000, the Company entered into a 15 year operating lease agreement with Streitz Properties, LLC, a related party. Pursuant to the lease, on January 2, 2000, the Company relocated to approximately 17,274 square feet of office, distribution and light manufacturing space at a new location in Sauk Centre, Minnesota. Base rent under the lease started on January 2, 2000 at monthly payments of $6,000. In addition to base rent, the Company is required to pay the property’s operating expenses, including property taxes on personal property of the Company on the premises, comprehensive general liability insurance and fire insurance on personal property owned by the Company and all repairs except for repairs to major mechanical systems and roof. The lease provides for a security deposit of $4,000. On the same date the Company entered into a 15 year operating lease with Streitz properties, LLC, a related party, for certain extrusion equipment at a monthly payment of $3,000.

4.	REVOLVING LINE OF CREDIT:

On September 14, 2005 the Company obtained an asset based revolving line of credit of $125,000 from a financial institution to facilitate working capital needs. The revolving line of credit was extended on September 14, 2006 and on November 22, 2006, was increased to $200,000. The revolving line of credit is scheduled to expire September 14, 2007, which was extended to the date of the acquisition discussed in Note 7 at which time the line was paid in full and closed. As of December 31, 2006, there was $181,500 outstanding under this line of credit and there was an available balance of $18,500. The line is secured by substantially all of the tangible assets of the Company. Interest is at prime plus 2% per annum (10.25% at December 31, 2006) and is payable in full on the expiration date. The agreement includes financial covenants related to maintenance of Minimum Debt Service Coverage. The Company was in compliance with the debt service coverage ratio for the year ended December 31, 2006.

5.	CAPITAL STOCK:

At June 30, 2007 the Company had 100,000 authorized shares of no par Common Stock with 5,000 shares issued and outstanding. All shares are held by the Company’s President and Chief Executive Officer.

6.	CONTINGENCIES:

The Company is not currently a party to any pending legal proceedings. In the ordinary course of business the Company may become a party to various legal proceedings generally involving contractual matters, infringement actions, product liability claims and other matters.

7.	SUBSEQUENT EVENT:

On August 3, 2007, the Company entered into an agreement whereby a wholly-owned subsidiary of Nexxus Lighting, Inc. acquired the Company on September 28, 2007 via a combination of stock and cash acquisition of all shares of the sole shareholder of Advanced Lighting Systems, Inc.